Exhibit 99.1

India Globalization Capital Amex: IGC Investor presentation, January 2008

3 Forward-Looking Statements We believe that some of the information in this presentation constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "may," will," "should," "believes," "expects," "intends," "anticipates," "thinks," "plans," "estimates," "seeks," "predicts," "potential" or similar words or the negative of these words or other variations on these words or comparable terminology. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or financial conditions or state or other forward looking information. While we believe it is important to communicate our expectations to our stockholders, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in our preliminary proxy statement initially filed with the SEC on November 23, 2007 provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things: The number of our stockholders voting against the acquisition proposals described in the proxy statement. Competition in the road building and energy sectors. Legislation by the government of India. General economic conditions and the Indian growth rates. Our ability to win licenses, contracts and execute. You should be aware that the occurrence of the events described in these risk factors and elsewhere in the proxy statement could have a material adverse effect on our business, financial condition and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements included herein attributable to us or any person acting on either party's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

5 Summary India Globalization Capital (IGC): Listed on Amex. Preliminary proxy initially filed on November 23, 2007 Acquiring 2 Infrastructure companies & entering the alternative energy sector in India Investing ~$70 million (~$65 million into operations and $5 million to Indian founders) Visibility: Target companies have backlog of orders providing visibility for the 18 months Through infusion of capital, target companies could grow around 10 times in the next 18 months Value: Buying at approximately 4 times projected FYE (3/31/09) earnings. Indian public market comps are trading at an average 28 times FYE 2009 earnings (as of 12/28/07) Based on FYE 2009 earnings, and an average of three methodologies we estimate the combined acquisitions to be valued around 218% of Escrow (escrow amount: $67,091,690 as of 9/30,07. Valuation does not include wind energy farm). Growth: The Indian public comps have grown 800% in the past three years India expects to spend $475 billion on infrastructure in the next 4-5 years

7 Summary (cont.) IGC Fully Diluted Implied Equity Value based on Sricon, TBL and Wind energy farm Valuation based on market multiples: An implied equity value of $459M assuming all acquisitions and full dilution of warrants. The escrow value of approximately $5.85 is achieved at a P/E ratio of 6.4x Next Fiscal Year's Earnings. Stock Price Analysis

9 Government of India (GoI) Infrastructure Spending is a Catalyst for Growth GoI expects to spend $475 billion on infrastructure by 20121 40% of villages have no access to all weather roads2 55% of the population has inadequate power3 GoI estimates that India's GDP could grow 25% faster with sufficient infrastructure. GoI also provides powerful incentives Tax incentives over 10 years to build infrastructure and energy generation Public / Private partnerships including privatization of certain key assets including highways, airports, sea ports, power plants, etc. 1 - Source: Committee for Infrastructure Financing & Bloomberg) 2 - Source: World Bank 3 - Government of India

Infrastructure Stocks on the SENSEX Have Dramatically Outperformed the Market historical return past 3 years (oct 2004 oct 2007) sensex vs, road builder sector Sector graph includes 10 companies

13 Public & Private Infrastructure Company Valuations Comparable Public Company's Trading on Indian Exchanges: Private Equity Transactions: 1 TBL does not include non-recurring income 2 Sricon's and TBL's financials are estimated

15 About Sricon Infrastructure Core competencies: Industrial logistics Transportation of coal and ore mining waste Civil & mechanical engineering and construction Eng. & construction of steel & cement plants Eng. & building of sea port jetties, power plants, water supply systems, highways, bridges, tunnels, etc. BOT highways Backlog of approx. $195m and is qualified to bid on contracts up to $116m 250-300 skilled employees plus 300-800 unskilled labor contractors IGC is acquiring 63% of Sricon for approx. $29M in cash

17 Sricon management Sricon has an experienced management team in place Founder, Chairman and Managing Director, Mr. Srivastava(54) Over 30 years of infrastructure experience having worked for Larsen & Toubro, B.Sc. Banaras University (1974) CFO, Mr. Abhay Wakhare(36) Held various positions, including CFO, COO and CEO in several companies. Cost Accountant, Chartered Financial Analyst (CFA), Company Secretary & MBA Project Manager, Mr. Dhiman(40) Held several positions, including AE-Superintendent with the organization that builds and is responsible for border roads in India General Manager, Mr. Dubey.(39) Held several positions in civil and mechanical engineering. Responsible for project planning. B.E. Pune University

19 About Techni Bharathi Limited (TBL) Core competencies: Civil engineering & construction Civil construction and structural engineering of roads, highways, bridges, tunnels Engineering and constructions of airport runways, rail roads and dams $47 million of backlog. Positioned regionally in important states, Andhra Pradesh, Karnataka and Tamil Nadu & experienced in Assam 57 skilled employees and 70 unskilled labor contractors IGC is acquiring 77% of TBL for approx. $12M in cash

21 TBL management TBL has an experienced board & management team in place Chairman: Mr. V.C. Antony (76) Over 50 years of infrastructure experience. Founder of Bhagheeratha Engineering which he took public. Under his leadership it grew to be one of the 10 largest construction companies in India with work in Iraq, UAE, Qatar & Yemen. Former South Zone - Chairman, Confederation of Indian Industries, (1997) Founder, MD: Mr. Jortin Antony (40) (son of V.C. Antony) Former, Director of Projects at Bhagheeratha. 2003 winner of Young Entrepreneur Award. B.Eng. Bangalore Institute of Technology DM (Finance and Accounting): Mr. Santhosh Kumar (41) Over 15 years experience in accounting at TBL. B.A. Commerce GM (Technical): Mr. Madhavan (44) Responsible for bids, previous experience includes being a consultant to National Highways Authority of India. B.Eng. 1987

23 Synergies between companies Synergies: Joint, Risk Management Committee Multiple bid teams Geographic sharing of equipment TBL to subcontract for Sricon Complementary service offerings: Expertise in highways, power, railroad, seaports, airports Potential for additional acquisitions to enhance these synergies Sricon TBL

25 IGC Capital Enables Higher Growth & Margins Dramatic improvement in Balance Sheet: Increased ability to bid on larger contracts and BOTs Increased investment in plant & equipment Improves ability to access lower cost debt markets Dramatic improvement in profit margins: Cost reduction in raw material Greater productivity from plant and machinery Reduce interest costs

27 Revenue & Earnings Visibility Through FYE 3/31/09 Backlog of contracts combined with enhanced liquidity, we believe, will drive revenue and earnings for FYE 2009

29 Combined Revenue Based Only on Backlog Revenue is based on executing backlog of orders In Dec./Jan. we provided the companies with bridge financing of around $6M Does not include potential wins of new contracts

31 Earnings Based on Backlog Margin improvement from approx. 3-5% to 13-16% over two years 3% improvement from the reduction in raw material cost 3% from greater productivity through purchases of capital equipment 5% from reduction in interest costs High margin, recurring, work based on financial independence Does not include any IGC corporate overhead

Projected financials of Sricon, TBL and Combined 33

35 Background: Energy India's energy requirement is projected to increase nearly four fold in the next 25 years Opportunity: Niche, untapped and highly fragmented market Potential for wind energy expansion from 4,000MW to 40,000MW. (GoI) Potential for bio mass energy to expand from 950MW to 19,500MW. (GoI) Leverage between: 80%-100% Only limitation to growth at this stage is capital Why IGC is pursuing alternative energy: All power that can be generated can be sold to grid, or private party Government incentives and tax breaks Liberalized regulations to sell direct to retail at higher margins Carbon credit eligibility for promoting green energy production

37 IGC's Alternative Energy Platform IGC is funding the development of a "turn- key" 24 mega watt wind energy farm located in the wind belt Installation, maintenance and operation are outsourced IGC is investing $6.5 million which will support $22.0 million in bank debt Approximately 9-12 months to generate power at 24MW The energy platform can be expanded to over 100MW of wind energy IGC is paying approximately 25% less than the market Today's market is approximately $1.55 per MW (IGC, survey of Indian market) IGC is paying around $1.19 per MW

39 Management Bios Team: Directors & Officers: 6, Special Advisors: 5 Chairman: Dr. Ranga Krishna (43) Founder of Rising Sun Holding (RSH), Inc. a $120mm residential real estate developer serving NY, NJ, & Conn. Founder of International Pharma Trials, Inc. A Clinical Research Organization (CRO) based in India with Sloan Kettering Hospital as strategic partner CEO: Ram Mukunda (49) International Investments, Capital Markets, Technology Founder, Startec Global Communications(NASDAQ IPO 1997) Created the first international long distance carrier targeting ethnic customers Built fourth largest VOIP carrier into the emerging economies (Europe and Asia) Over 1 million customers and over $300mm in revenue Over 15 acquisitions and investments in North America and Europe Treasurer: John Selvaraj (63) V.P. of finance at Startec. CFO for the U.S. office of the European Union. BA accounting, MBA, Charted Accountant (India).

41 Structure for IGC Investment Vehicle Mauritius offers: Investment Protection Treaty with India. Favorable income tax treatment Favorable Dividend tax treatment No tax on capital gains

Summary of transactions 43 Approximately $19 million in capital still on IGC's balance sheet to fund additional growth TBL debt is a convertible debenture and assumed to be converted. The debt for the wind energy farm is expected to be bank debt. ~$65mm into operations & $5mm to shareholders of the Indian companies

Sources and Uses of Funds Sources and Uses ($mm) Approximate Total inve stment Sources: SPAC Debt for wind energy farm $ $ $69.00 47.00 22.00 Uses: PP&E including energy farm and other Bank guarantees, working capital, etc. Founders and early investors of the Indassets ian comipanies$ $ $42.00 22.00 5.00 Total$69.00 Total investment includes the wind energy farm. We have not firmed up the debt, however we expect to file an 8-K when arrangements for the debt are finanlized.

FullyNet diluted sharescash Pre IPO/IPO/PP 13,974,500 $ 68,847,000 Warrants 22,949,000 $ 114,745,000 Bridge warrants 425,000 $ 2,125,000 Bridge shares754,953 $- Total38,103,453 $ 185,717,000 One Unit has one share of common and two warrants Warrant exercise price $5 UPO not included Bridge warrant is substantially the same as other warrants No dilution from acquisitions as they are for cash and not stock

Valuation We used three methodologies to value Sricon and TBL Public peer group multiples (P/E of 27.9) with a 30% discount (P/E of 19.5). DCF using a discount rate of 18.52%. Comparable private market transactions discounted by 30% Plus, value attributed to wind energy farm of around 25% of escrow. ___________ (1) escrow is as of September 30, 2007 ($67,091,690) 49 As of 12/28/07 FYE March 31, 2009 218% of escrow (1)

51 Valuation (cont.) IGC Fully Diluted Implied Equity Value based on Sricon, TBL and Wind energy farm Valuation based on public peer group multiples: An implied equity value of $459M assuming all acquisitions and full dilution of warrants. An escrow value of approximately $5.85 is achieved at a P/E ratio of 6.4x NFYE's earnings. Stock Price Analysis

53 Summary High Growth: India expects to spend $475 billion on infrastructure in the next 4-5 years. Arbitrage: Buying at an escrow price of 6.4 times FYE 3/31/09 projected earnings. Indian public market comparables: 28 X Average of three methodologies: 218% of escrow plus wind energy. Visibility: Backlog of orders providing visibility Our Formula: IGC will be a publicly traded vehicle: Investing in high growth sectors Investing in high growth companies with strong management Investing directly into target companies to fund high growth

India Globalization Capital Amex: IGC